Exhibit 11: Statement Re Computation of Per Share Earnings

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands, except per share data):

---------------------------------------------------------------------------
                                 Three Months Ended      Six Months Ended
                                       June 30,              June 30,
---------------------------------------------------------------------------
                                     1999       1998      1999       1998
------------------------------------------- ---------- --------- ----------
Numerator                          $24,204    $25,281   $32,519    $49,417
Denominators:
  Basic shares outstanding          48,559     51,429    49,074     51,627
  Dilutive option effect               368        666       448        698
------------------------------------------- ---------- --------- ----------
  Dilutive shares outstanding       48,927     52,095    49,522     52,325
------------------------------------------- ---------- --------- ----------
EPS:
  Basic                              $0.49      $0.49    $0.66      $0.96
  Diluted                            $0.49      $0.48    $0.66      $0.94
------------------------------------------- ---------- --------- ----------